UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2015

C&J ENERGY SERVICES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-35255	98-1188116
(State or other jurisdiction of incorporation or organization)	(Commission File Number )	(I.R.S. Employer Identification No.)

CROWN HOUSE

4 Par-La-Ville Road

Second Floor

Hamilton, HM08

Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 292-1510

Nabors Red Lion Limited

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On March 24, 2015, C&J Energy Services, Inc. (“C&J”), Nabors Industries Ltd. (“NIL” and, together with its subsidiaries, “Nabors”), C&J Energy Services Ltd. (formerly known as Nabors Red Lion Limited) (“New C&J”), Nabors CJ Merger Co. (“Merger Sub”) and CJ Holding Co. completed the previously-announced transactions contemplated by the Agreement and Plan of Merger, dated as of June 25, 2014, by and among C&J, NIL, New C&J, Merger Sub and CJ Holding Co (as amended from time to time, the “Merger Agreement”) and the Separation Agreement, dated as of June 25, 2014, by and between NIL and New C&J (as amended from time to time, the “Separation Agreement”).

Item 1.01	Entry into a Material Definitive Agreement.

On March 24, 2015, in connection with the completion of the transactions contemplated by the Merger Agreement, C&J, Nabors and New C&J entered into the Employee Benefits Agreement and Nabors and New C&J entered into the other additional agreements, each of which is described below.

Employee Benefits Agreement. The Employee Benefits Agreement governs NIL’s, New C&J’s and C&J’s obligations with respect to employment-related matters and liabilities of employees of Nabors’ completion and production services business (the “C&P Business”) after the Merger. The Employee Benefits Agreement generally provides that a member of the Red Lion Group (as defined therein) will assume and retain liabilities relating to New C&J employees arising from an action first asserted upon or after the effective time of the Separation (as defined therein) and that the Nabors Group (as defined therein) will retain all liabilities with respect to employment, or termination of employment, of continuing employees of the C&P Business arising from an action first asserted before the effective time of the Separation.

Tax Matters Agreement. The Tax Matters Agreement governs NIL’s and New C&J’s respective rights, responsibilities and obligations with respect to taxes, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and assistance and cooperation in respect of tax matters, in each case related to tax matters of Nabors and the C&P Business after the Merger. The Tax Matters Agreement generally provides that NIL is responsible for, and will indemnify New C&J for, all pre-closing taxes attributable to the C&P Business and New C&J is responsible for all post-closing taxes attributable to the C&P Business. In addition, subject to certain exceptions, NIL is responsible for any taxes that arise in connection with the Separation.

Global Alliance Agreement. The Global Alliance Agreement establishes a framework for cooperation between Nabors and New C&J in connection with business opportunities where Nabors and New C&J can provide complementary services, and provides for certain mutual exclusivity and non-competition obligations. Specifically, the Global Alliance Agreement creates a procedure whereby Nabors and New C&J will cooperate with respect to procurement processes conducted by third parties requesting or including the provision of both certain drilling services (as provided by Nabors) and certain completion and production services (as provided by New C&J). Also, for the term of the Global Alliance Agreement, New C&J generally agrees not to provide or offer, directly or indirectly, certain drilling services, and NIL generally agrees not to provide or offer, directly or indirectly, completion and production services on land, in each case except in collaboration with the other or in certain named jurisdictions.

Registration Rights Agreement. The Registration Rights Agreement governs NIL’s and New C&J’s respective rights and obligations with respect to the registration for resale of New C&J common shares held by Nabors following the Merger. Pursuant to the Registration Rights Agreement, New C&J is required to prepare and file a shelf registration statement with the SEC for all of the New C&J common shares held by Nabors and maintain the effectiveness of such shelf registration statement until the date upon which there are no longer any registrable securities outstanding.

Transition Services Agreements. Pursuant to the Transition Services Agreements, Nabors and New C&J will, on a transitional basis, provide to each other certain support services and other assistance after the Merger.

The foregoing descriptions of the Employee Benefits Agreement, Tax Matters Agreement, Global Alliance Agreement, Registration Rights Agreement and Transition Services Agreements and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to such agreements which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 hereto and are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note and Items 1.01, 4.01, 5.02, 5.03 and 5.05 of this Current Report on Form 8-K is incorporated herein by reference.

On March 24, 2015, C&J, NIL, New C&J, Nabors CJ Merger Co and CJ Holding Co. completed the previously-announced transactions contemplated by the Merger Agreement, pursuant to which C&J combined with Nabors’ completion and production services business in the United States and Canada and whereby Merger Sub, a direct wholly owned subsidiary of New C&J, was merged with and into C&J, with C&J continuing as the surviving corporation and a direct wholly owned subsidiary of New C&J (the “Merger”). Following the closing of the Merger, New C&J contributed all of its C&J common stock to CJ Holding Co. and C&J became an indirect wholly owned subsidiary of New C&J.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of C&J common stock (other than shares owned by C&J or Merger Sub), par value $0.01 per share (“C&J Common Stock”), was converted into the right to receive one newly issued New C&J common share, par value $0.01 per share (the “Merger Consideration”).

The issuance of New C&J common shares in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to New C&J’s registration statement on Form S-4 (File No. 333-199004) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective on February 13, 2015. The definitive proxy statement on Schedule 14A of C&J, filed with the SEC on February 13, 2015, as supplemented by the definitive additional materials on Schedule 14A filed with the SEC on March 9, 2015, contains additional information about the Merger and the other transactions contemplated by the Merger Agreement, including a description of the treatment of equity awards and other information concerning the interests of directors, executive officers and affiliates of C&J and Nabors in the Merger.

Pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), New C&J is the successor issuer to C&J, New C&J’s common shares are deemed to be registered under Section 12(b) of the Exchange Act, and New C&J is subject to the informational requirements of the Exchange Act and the rules and regulations promulgated thereunder. New C&J hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act. New C&J’s common shares were approved for listing on the New York Stock Exchange (“NYSE”) and will begin trading under the ticker symbol “CJES” on March 25, 2015.

Prior to the Merger, C&J Common Stock was registered pursuant to Section 12(b) of the Exchange Act and listed on the NYSE. C&J Common Stock will be suspended from trading on the NYSE prior to the open of trading on March 25, 2015. C&J expects to file a Form 15 with the SEC to terminate the registration under the Exchange Act of C&J common stock and suspend its reporting obligations under Section 15(d) of the Exchange Act in April 2015.

The foregoing description of the Merger Agreement and the Merger is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to C&J’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 1, 2014 and on February 9, 2015 and incorporated herein by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On March 24, 2015, the Audit Committee of the Board of Directors of C&J Energy Services Ltd. (formerly known as Nabors Red Lion Limited and referred to as New C&J herein) (the “Audit Committee”) dismissed PricewaterhouseCoopers LLP (“PwC”) as New C&J’s independent registered public accounting firm, effective immediately. On the same day, the Audit Committee notified KPMG LLP (“KPMG”) that it had been approved as New C&J’s independent registered public accounting firm to audit New C&J’s financial statements for the fiscal year beginning January 1, 2015, subject to completion of KPMG’s standard client acceptance procedures and execution of an engagement letter.

PwC’s reports on the financial statements of New C&J for the fiscal years ended December 31, 2014 and 2013 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the fiscal years ended December 31, 2014 and 2013 and the subsequent period through March 24, 2015, there have been: (i) no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the financial statement for such years, and (ii) no reportable events as defined by S-K 304(a)(1)(v).

New C&J provided PwC a copy of the above disclosures in this Item 4.01 and requested that PwC provide New C&J with a letter addressed to the Securities and Exchange Commission stating whether PwC agrees with the statements. A copy of this letter dated March 24, 2015 is filed as Exhibit 16.1 to this Form 8-K.

During New C&J’s most recent fiscal year ended December 31, 2014 and the subsequent period through March 24, 2015, New C&J did not consult with KPMG regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on New C&J’s financial statements, and KPMG did not provide either a written report or oral advice to New C&J that was an important factor considered by New C&J in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

The information provided in the Introductory Note and Items 1.01, 2.01, 4.01, 5.03 and 5.05 of this Current Report on Form 8-K is incorporated herein by reference.

As of the Effective Time and in connection with the completion of the transactions contemplated by the Merger Agreement, the New C&J directors and executive officers are as set forth in the following table, including their names, ages and titles:

Name	Age	Position at New C&J
Joshua E. Comstock	45	Chairman of the Board, Chief Executive Officer and Director
Randall C. McMullen, Jr.	39	President, Chief Financial Officer and Director
Donald J. Gawick	57	Chief Operating Officer
James H. Prestidge, Jr.	57	Chief Strategy Officer
Theodore R. Moore	37	Executive Vice President and General Counsel
Edward J. Keppler	50	President, Drilling & Completion Services
Larry P. Heidt	66	President, Production Services
Mark Cashiola	39	Vice President, Controller and Chief Accounting Officer
Michael Roemer	56	Director
H. H. Wommack	59	Director
Michael C. Linn	62	Director
John P. Kotts	63	Director
William Restrepo	55	Director

Directors. As of the Effective Time and in connection with the completion of the transactions contemplated by the Merger Agreement, the New C&J Board of Directors (the “Board”) consists of the following individuals to serve until their successors are elected: Joshua E. Comstock, Randall C. McMullen, Jr., Michael Roemer, H.H. “Tripp” Wommack, III, Michael C. Linn, John P. Kotts and William Restrepo. Biographical information for each director of New C&J is listed below.

Joshua E. Comstock. Mr. Comstock became the Chief Executive Officer and Chairman of New C&J upon the consummation of the Merger on March 24, 2015. Mr. Comstock served as C&J’s Chief Executive Officer and as a member of the C&J board of directors since he founded C&J in 1997 and under his leadership, C&J has rapidly grown from a small pressure pumping business working in South Texas with an employee base of two, into one of the largest, most respected and diversified completion and production services companies in the onshore oilfield services industry, operating across North America and the Middle East with more than 10,000 employees; he was elected Chairman of the C&J board of directors in February 2011. From December 2010 through October 2012, Mr. Comstock also held the position of President of C&J. Prior to starting C&J, Mr. Comstock worked for J4 Oilfield Service, a test pump services company, where his primary responsibility was working in natural gas production as a service contractor for Exxon. Mr. Comstock began his career working as a foreman on several specialized natural gas pipeline construction projects. Through this experience, he gained extensive knowledge and understanding of the oil services industry.

Randall C. McMullen, Jr. Mr. McMullen became the President and Chief Financial Officer and a director of New C&J upon the consummation of the Merger on March 24, 2015. Mr. McMullen served as C&J’s President since October 2012, and as C&J’s Chief Financial Officer and Treasurer and a member of the C&J board of directors since joining C&J in August 2005. Prior to joining C&J, Mr. McMullen held various positions with Credit Suisse First Boston, the GulfStar Group and Growth Capital Partners. Mr. McMullen graduated magna cum laude from Texas A&M University with a B.B.A. in Finance. Mr. McMullen was selected as a director because of his strong finance background and experience as Chief Financial Officer and his deep and specific knowledge of C&J and its business.

Michael Roemer. Mr. Roemer became a director of New C&J upon the consummation of the Merger on March 24, 2015. Mr. Roemer served as a member of the C&J board of directors since December 2010. Mr. Roemer previously served as the Chief Financial Officer of HKW, a private equity group, and as a partner in several affiliate funds of HKW from 2000 until January 2012. Upon his retirement from HKW, Mr. Roemer founded Roemer Financial Consulting, through which he provides financial accounting advice. Prior to joining HKW, Mr. Roemer served as a shareholder and Vice President of Flackman, Goodman & Potter, P.A., a certified public accounting firm, from 1988 to 2000. Mr. Roemer is a licensed CPA with over 30 years’ experience, and is a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants. Mr. Roemer received his B.S. in Accounting from the University of Rhode Island. Mr. Roemer was selected as a director because of his extensive background in public accounting and knowledge of generally accepted accounting principles, combined with his subsequent experience as the chief financial officer of a private equity firm and his vast experience in financial and accounting matters.

H. H. Wommack. Mr. Wommack became a director of New C&J upon the consummation of the Merger on March 24, 2015. Mr. Wommack served as a member of the C&J board of directors since December 2010. Mr. Wommack is currently the Chairman, President and Chief Executive Officer of Saber Oil and Gas Ventures, LLC, an oil and gas company that focuses on acquisition and exploitation efforts in the Permian Basin of West Texas and Southeast New Mexico. Mr. Wommack has served in this position since August 2008. Mr. Wommack also serves as the Chairman of Cibolo Creek Partners, LLC, which specializes in commercial real estate investments, a position he has held since January 1993, and as the Chairman of Globe Energy Services, LLC, an energy services company in the Permian Basin, a position he has held since May 2011. Prior to his current positions, Mr. Wommack was Chairman, President and Chief Executive Officer of Southwest Royalties, Inc. from August 1983 to August 2004 and Saber Resources from July 2004 until August 2008. Additionally, Mr. Wommack was the founder, Chairman and Chief Executive Officer of Basic Energy Services (formerly Sierra Well Services, Inc.), and following its initial public offering, Mr. Wommack continued to serve on the board of directors of Basic Energy Services through June 2009. Mr. Wommack graduated with a B.A. from the University of North Carolina, Chappell Hill, and earned a J.D. from the University of Texas. Mr. Wommack was selected as a director because of his extensive executive-level management experience and proven leadership and business capabilities in the oil and gas industry. Additionally, Mr. Wommack’s knowledge and experience from serving as chairman and chief executive officer of a company that went through an initial public offering adds a unique and valuable perspective to New C&J as a public company.

Michael Linn. Mr. Linn became a director of New C&J upon the consummation of the Merger on March 24, 2015. Mr. Linn was elected to the NIL board of directors in 2012 and currently serves as Chairman of the Compensation Committee and member of the Risk Oversight and Governance and Nominating Committees of the NIL board of directors. Linn is the President & CEO of MCL Ventures, LLC, an investment company. Linn founded LINN Energy, a NASDAQ-listed independent oil and natural gas company, in 2003 and currently serves on the Board of Directors of LINN. He served as LINN’s Executive Chairman from January 2010 to December 2011, Chairman and Chief Executive Officer from June 2006 to January 2010, and President and Chief Executive Officer from March 2003 to June 2006. He serves on the National Petroleum Council and on the Board of the Independent Petroleum Association of America. Linn is a Texas Representative for the Legal and Regulatory Affairs Committee of the Interstate Oil and Gas Compact Commission. He was previously chairman and currently serves on the Natural Gas Council. He acts as an adviser to the Board of Directors of Quantum Energy Partners, LLC, serves on the Board of Directors of Black Stone Minerals Company, LP and Western Refining Logistics GP, LLC and serves as a Non-Executive Director of Centrica plc. Linn holds a B.A. in Political Science from Villanova University and a J.D. from the University of Baltimore School of Law. Mr. Linn was selected as a director because of his extensive executive-level management experience and proven leadership and business capabilities in the oil and gas industry, as well as his experience in legal and regulatory affairs relating to the oil and gas industry.

John Kotts. Mr. Kotts became a director of New C&J upon the consummation of the Merger on March 24, 2015. Mr. Kotts was elected to the NIL board of directors in 2013 and currently serves as Chairman of the Audit Committee, and member of the Compensation, and Risk Oversight Committees of the NIL board of directors. Kotts is a private investor and entrepreneur. Through his management company, J.P. Kotts & Co., Inc., Kotts also operates a private investment fund focused on U.S. and international trading of securities and other financial instruments. He also invests in real estate and private equities. Kotts is currently the owner and CEO of Vesco/Cardinal, an oil tool rental and service company, as well as several manufacturing companies. Kotts previously held various financial, banking and investment banking positions in companies specializing in leveraged buyouts, venture capital and turnaround transactions. From 1990 to 1998, he owned and operated Cardinal Services, Inc., a leading supplier of liftboat rentals and other production-related services, including mechanical wireline services and plug and abandonment services, to oil companies operating in the Gulf of Mexico. After selling the company to a group led by First Reserve Corporation in 1998, Kotts retained a significant partnership interest and continued to be involved as a member of the Company’s Board of Directors until the time of the Company’s merger with Superior Energy Services. He holds a B.A. in Philosophy and an MBA in Finance from Hofstra University and completed additional post-graduate work at McGill University in Montréal, New York University and Harvard Business School. Mr. Kotts was selected as a director because of his extensive experience as an investor and entrepreneur, as well as his experience establishing a production services business.

William Restrepo. Mr. Restrepo became a director of New C&J upon the consummation of the Merger on March 24, 2015. Mr. Restrepo has served as Chief Financial Officer of NIL since March 2014. Prior to joining NIL Mr. Restrepo served as CFO at Pacific Drilling from 2011 to 2014. From 2005 to 2010, he served as CFO at Seitel, Inc. and at Smith International until its acquisition by Schlumberger Limited. Prior to that position, Mr. Restrepo spent 20 years with Schlumberger Limited in various senior financial and operational positions, including operational responsibility for all product lines in the Continental Europe and the Arabian Gulf markets, as well as senior financial executive roles in Corporate Treasury and worldwide controller positions with international postings in Europe, South America and Asia. Mr. Restrepo holds bachelor’s degrees in Economics and Civil Engineering, respectively, from Cornell University and the University of Miami. He also earned an M.B.A. from Cornell University. Mr. Restrepo was selected as a director because of his experience in global finance and accounting as well as the treasury, tax, risk management and internal audit groups of NIL, and his extensive portfolio of proven domestic and international capabilities in corporate finance, financial accounting, internal audit, tax, operations and mergers and acquisitions, as well as planning and analysis.

Officers. Biographical detail for the officers whose biographical information was not included above in “Directors” is below.

Donald J. Gawick. Mr. Gawick became the Chief Operating Officer of New C&J upon the consummation of the Merger on March 24, 2015. Mr. Gawick served as C&J’s Chief Operating Officer since October 2012. He served as President and Chief Executive Officer of C&J’s wireline business, Casedhole Solutions, Inc. (“Casedhole Solutions”), from March 2010 through June 2012, when C&J acquired Casedhole Solutions. Mr. Gawick continued in his role of President of Casedhole Solutions until his promotion to Chief Operating Officer in October 2012. Mr. Gawick started his oilfield career in 1979 with Schlumberger Ltd. (“Schlumberger”), and between 1979 and March 2010, he held numerous management positions with Schlumberger, focusing on operations and marketing, including oversight of all of Schlumberger’s oilfield business segments. In addition, he has held senior leadership positions in oilfield services in sales business and new technology development, service delivery and Health-Safety-Environmental management, with assignments throughout the United States, as well as in Canada, Europe, the Far East and Latin America. Mr. Gawick graduated from the University of Manitoba in 1979 with a B.S. in Electrical Engineering.

James H. Prestidge, Jr. Mr. Prestidge became the Chief Strategy Officer of New C&J upon the consummation of the Merger on March 24, 2015. Mr. Prestidge joined C&J in April 2013 as President—International Infrastructure Development and on April 8, 2014, his title was revised to Chief Strategy Officer. He has extensive international experience in the oil and gas services industry, and a proven capability of managing operating and relationship issues in challenging governmental, regulatory and service environments globally. Mr. Prestidge serves as a director and Chairman of the board of directors of Continental Intermodal Group, a position he has held since October 1, 2013. Prior to joining C&J, Mr. Prestidge served at Halliburton Energy Services (“Halliburton”) from January 1981 through his retirement in December 2012; he was in retirement at the time of his employment with C&J. Over the course of his career at Halliburton, Mr. Prestidge acted as, among other positions: Vice President—HSE and Service Quality (February 2011 through December 2012) in Houston, Texas where he was responsible for Halliburton’s global health, safety and environment program, as well as quality operations with over 70,000 employees in over 70 countries; Vice President—Asia Pacific Region (January 2010 through January 2011) in Kuala Lumpur, Malaysia where he managed total operations for 12 product service lines and support functions throughout the region; Vice President—Special Projects Iraq Development (January 2009 through December 2009) in Cairo, Egypt, where he led negotiations and strategy related to the startup deployment of field operations and infrastructure in Iraq; Vice President—Africa Region (January 2007 through December 2008) in Cairo, Egypt where he managed total operations for 12 product service lines and support functions throughout the region; Vice President—Production Enhancement (January 2003 through December 2006) in Houston, Texas where he was responsible for global production enhancement operations, including hydraulic fracturing and coiled tubing services; and Vice President—Southern Region (January 2001 through December 2002) in Houston, Texas. Mr. Prestidge earned a B.S. in Mechanical Engineering from Texas A&M University and an Executive M.B.A. from The Wharton School at the University of Pennsylvania.

Theodore R. Moore. Mr. Moore became Executive Vice President and General Counsel of New C&J upon the consummation of the Merger on March 24, 2015. Mr. Moore served as C&J’s Executive Vice President since October 2012 and as C&J’s General Counsel and Corporate Secretary since February 2011. Prior to that time, Mr. Moore practiced corporate law at Vinson & Elkins L.L.P. from 2002 through January 2011. Mr. Moore represented public and private companies and investment banking firms in numerous capital markets offerings and mergers and acquisitions, primarily in the oil and gas industry. Mr. Moore earned a B.A. in Political Economy from Tulane University and a J.D. from Tulane Law School.

Edward J. Keppler. Mr. Keppler became President, Drilling & Completion Services of New C&J upon the consummation of the Merger on March 24, 2015. Mr. Keppler served as C&J’s Senior Vice President—Corporate Oilfield Operations since July 2013, focusing on tactical operational issues across all of its service lines, including streamlining standard operating procedures within each service line, structuring and implementing training for supervisor and manager level employees, working with its QHSE department on training and safety awareness, and certifications and competency testing for all of C&J field based personnel. He previously served as the President of Casedhole Solutions from October 2012 through July 2013, having joined Casedhole Solutions as its Vice President and General Manager for the North Region in May 2010. Prior to joining Casedhole Solutions, Mr. Keppler was employed by Schlumberger from 1991 through 2010, where he gained significant wireline experience in the North American market with extensive expertise in cased-hole operations, perforating, open-hole logging, and wellbore formation sampling. While employed by Schlumberger, Mr. Keppler held numerous key management positions, including wireline district manager in six different locations, regional operations manager for the state of Alaska, Engineering Sustaining Manager and Cased-Hole Service Delivery Manager for the U.S. Mr. Keppler’s last position before joining Casedhole Solutions was Global Wireline Technical Support Manager. He graduated from New Mexico State University with a B.S. degree in Mechanical Engineering in 1990.

Larry P. Heidt. Mr. Heidt became President, Production Services of New C&J upon the consummation of the Merger on March 24, 2015. Prior to joining New C&J, Mr. Heidt directed all aspects of the completion and production services business line for Nabors worldwide. He joined Nabors in March 1992 as President of Nabors Energy Services (UK) Ltd. In 1996, he assumed the position of President and Chief Operating Officer of Nabors Drilling USA. Before joining Nabors, Mr. Heidt served as Executive Vice President of Noble Drilling Corporation. Prior to that time, he held positions of increasing importance in the international, domestic and offshore markets of the energy industry.

Mark Cashiola. Mr. Cashiola became Vice President, Controller and Chief Accounting Officer of New C&J upon the consummation of the Merger on March 24, 2015. Mr. Cashiola joined C&J in January 2011 and has served as Vice President—Controller and Chief Accounting Officer since July 2012. He has 14 years of U.S. GAAP and SEC reporting experience, the majority of which has been spent in the energy industry. Prior to joining C&J, Mr. Cashiola was Senior Controller for Precision Drilling Oilfield Services Corporation (“Precision”) for two years and, before its acquisition by Precision, Mr. Cashiola was Assistant Controller for Grey Wolf, Inc. for four years. Mr. Cashiola began his career in public practice working for Arthur Andersen, L.L.P. and KPMG, L.L.P. for a combined six years, most recently as Audit Manager. He received a B.B.A. in Accounting from Texas A&M University and is a Certified Public Accountant in the State of Texas.

Long Term Incentive Plan

In connection with the completion of the transactions contemplated by the Merger Agreement, the Board approved and adopted the C&J Energy Services 2015 Long Term Incentive Plan (the “Plan”), effective as of the day immediately preceding the Effective Time (the “Plan Effective Date”), contingent upon the occurrence of the Effective Time. For purposes of NYSE requirements, the Plan is intended to serve as an assumption of the C&J Energy Services, Inc. 2012 Long-Term Incentive Plan (the “2012 Plan”) with certain non-material revisions made, and there will be no increase in the number of available shares remaining for issuance under the 2012 Plan (however, in accordance with the one-to-one exchange ratio in the Merger, those shares remaining available under the Plan will be New C&J common shares). Following the Plan Effective Date, no further awards will be made under the 2012 Plan and awards that were previously outstanding under the 2012 Plan will continue and remain outstanding under the Plan, as adjusted to reflect the Merger, in accordance with the terms of the Merger Agreement, the 2012 Plan and the Plan.

The purpose of the Plan is to assist New C&J in attracting, retaining, incentivizing and motivating officers, employees, consultants and non-employee directors providing services to New C&J, its subsidiaries and its affiliates and to promote the success of the business of New C&J by providing participating individuals with a proprietary interest in New C&J’s performance. The Plan provides for the granting of options, restricted shares, restricted share units, share appreciation rights, performance awards, dividend equivalent rights, share awards, other share-based awards and substitute awards (collectively, “Awards”). The Plan also features a sub-plan, titled the C&J International Middle East FZCO Phantom Equity Arrangement, that provides for cash-settled phantom equity awards that are based on the shares of C&J International Middle East FZCO, a free zone company in the Jabel Ali Free Zone, to eligible persons.

The Plan is administered by the compensation committee of the Board (the “Committee”). The Committee has full authority to select the individuals who will receive Awards, determine the form and amount of each Award to be granted, and specify the terms and conditions of each Award.

The foregoing is a summary of the Plan and is qualified in its entirety by the full text of the Plan, which is filed as Exhibit 10.6 hereto and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided in the Introductory Note and Items 1.01, 2.01, 4.01, 5.02 and 5.05 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time and in connection with the completion of the transactions contemplated by the Merger Agreement, the bye-laws of New C&J were amended and restated and a copy of the Amended and Restated Bye-laws are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 5.05	Amendments to Registrant’s Code of Ethics.

The information provided in the Introductory Note and Items 1.01, 2.01, 4.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

As of the Effective Time and in connection with the completion of the transactions contemplated by the Merger Agreement, the Board of Directors of New C&J adopted a Code of Business Conduct and Ethics of the New C&J. A copy of the New C&J’s Code of Business Conduct and Ethics is available under the Governance section of the New C&J’s website at www.cjenergy.com.

Item 8.01	Other Events.

On March 24, 2015, C&J and Nabors issued a joint press release announcing the consummation of the Merger. A copy of the joint press release is included herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bye-laws of C&J Energy Services Ltd., dated March 24, 2015

10.1	Employee Benefits Agreement, dated as of March 24, 2015, by and among C&J Energy Services, Inc., Nabors Industries Ltd. and Nabors Red Lion Limited

10.2	Tax Matters Agreement, dated as of March 24, 2015, by and between Nabors Industries Ltd. and Nabors Red Lion Limited

10.3	Global Alliance Agreement, dated as of March 24, 2015, by and between Nabors Industries Ltd. and Nabors Red Lion Limited

10.4	Registration Rights Agreement, dated as of March 24, 2015, by and between Nabors Industries Ltd. and Nabors Red Lion Limited

10.5	Transition Services Agreement, dated as of March 24, 2015, by and between Nabors Industries Ltd. and Nabors Red Lion Limited

10.6	Transition Services Agreement, dated as of March 24, 2015, by and between Nabors Industries Ltd. and Nabors Red Lion Limited

10.7	C&J Energy Services 2015 Long Term Incentive Plan

16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission

99.1	Joint Press Release, dated March 24, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C&J ENERGY SERVICES, INC.
(Registrant)

Dated: March 24, 2015	By:	/s/ Theodore R. Moore
Theodore R. Moore
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bye-laws of C&J Energy Services Ltd., dated March 24, 2015

10.1	Employee Benefits Agreement, dated as of March 24, 2015, by and among C&J Energy Services, Inc., Nabors Industries Ltd. and Nabors Red Lion Limited

10.2	Tax Matters Agreement, dated as of March 24, 2015, by and between Nabors Industries Ltd. and Nabors Red Lion Limited

10.3	Global Alliance Agreement, dated as of March 24, 2015, by and between Nabors Industries Ltd. and Nabors Red Lion Limited

10.4	Registration Rights Agreement, dated as of March 24, 2015, by and between Nabors Industries Ltd. and Nabors Red Lion Limited

10.5	Transition Services Agreement, dated as of March 24, 2015, by and between Nabors Industries Ltd. and Nabors Red Lion Limited

10.6	Transition Services Agreement, dated as of March 24, 2015, by and between Nabors Industries Ltd. and Nabors Red Lion Limited

10.7	C&J Energy Services 2015 Long Term Incentive Plan

16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission

99.1	Joint Press Release, dated March 24, 2015